Exhibit 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Expands Patent Protection of its MotionPower™ Technology for Generating Electricity from Moving Vehicles

Company files for international patents following recent news that engineers have exponentially increased energy capture of New Energy’s proprietary MotionPower™ devices – the most important factor in maximizing electricity generation.

Burtonsville, MD – December 1, 2009 – New Energy Technologies, Inc. (NENE), a next-generation alternative and renewable energy developer, today announced that the Company’s patent attorneys have filed international patent applications under the Patent Cooperation Treaty (PCT), for its MotionPower™ kinetic energy harvesting technology. The PCT application is an important step in obtaining protection for New Energy’s MotionPower™ technology in as many as 142 nations.

“Enhancing New Energy’s patent position and developing a solid intellectual property portfolio are significant measures which ensure that our proprietary technology is globally protected and can be confidently commercialized without fear of near-term exploitation from imitators,” explained Mr. Meetesh V. Patel, President and CEO of New Energy Technologies, Inc.

“The protection of our intellectual property is especially important now, having recently achieved significant, exponential improvements in our ability to capture the kinetic energy of moving vehicles – the most important factor in maximizing the amount of electricity generated by the system.”

Recently, the Company announced that engineers developing the Company’s commercial-scale MotionPower™-Heavy device for generating electricity from the movement of heavy trucks, buses, and long haul rigs have made significant breakthroughs in refinement of the technology, including a two-fold increase in its capacity to capture kinetic energy from moving vehicles.

Previously, the Company’s MotionPower™- Auto technology for generating electricity from the movement of cars and light trucks achieved a 25-fold increase in its capacity to capture energy from moving vehicles.

The PCT patent applications for New Energy’s MotionPower™ technologies are directed to a vehicle energy harvester technology which converts the energy of a moving vehicle into useful power, and additionally, makes use of vehicle mass, velocity, and acceleration to ultimately produce a set of usable forces in a vehicle energy harvester, such as MotionPower™.

The Company’s MotionPower™ devices are engineered as a practical and useful alternative energy technology for generating valuable electricity from the millions of vehicles on our roadways.  More than 250 million vehicles are registered in America, and an estimated 6 billion miles are driven on our nation’s roads every day.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.